UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 25, 2016
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PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 25, 2016, PetroQuest Energy, Inc., a Delaware corporation (the “Company”), PetroQuest Energy, L.L.C., a Louisiana limited liability company (the “Borrower”), and TDC Energy LLC, a Louisiana limited liability company, entered into the Thirteenth Amendment to Credit Agreement (the “Thirteenth Amendment”), which amends the Credit Agreement dated as of October 2, 2008 (as previously amended, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, National Association, IBERIABANK, Bank of America, N.A. and The Bank of Nova Scotia (collectively, “Lenders”).

Pursuant to the Thirteenth Amendment, the Lenders have agreed (1) to amend the maximum ratio of total debt to EBITDAX, determined on a rolling four quarter basis, to be, for so long as the Borrower has Unused Availability (as defined in the Credit Agreement) greater than or equal to 75% of the aggregate commitments of the Lenders at all times during the consecutive three (3) month period prior to and including the date of calculating the maximum ratio of total debt to EBITDAX, (a) 5.0 to 1.0 as of the last day of the fiscal quarter ending March 31, 2016, (b) 5.5 to 1.0 as of the last day of the fiscal quarter ending June 30, 2016, (c) 5.75 to 1.0 as of the last day of the fiscal quarters ending September 30, 2016, and December 31, 2016, and (d) 4.25 to 1.0 as of the last day of any fiscal quarter ending on or after March 31, 2017, provided that for each of the consecutive fiscal quarter periods ending December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, the amount of total debt for such quarterly period shall be reduced by the amount of unencumbered and unrestricted cash of the Company and its subsidiaries and by the amount of cash of the Company and its subsidiaries that is subject to an Account Control Agreement (as defined in the Thirteenth Amendment) securing the Company’s obligations under the Credit Agreement, (2) to delete the minimum ratio of consolidated current assets to consolidated current liabilities, and (3) to add a minimum ratio of EBITDAX to total cash interest expense, determined on a four quarter basis as of the end of each fiscal quarter of 1.0 to 1.0.

In addition, pursuant to the Thirteenth Amendment, the Lenders have (1) agreed to permit the Company to issue up to $300 million of permitted second lien debt, including the issuance of the Company’s 10% Second Lien Senior Secured Notes due 2021 in connection with the previously announced private exchange offer and consent solicitation with respect to the Company’s Senior Notes due 2017, (2) agreed to permit a sale of the majority of the Company’s remaining oil and gas assets in Oklahoma, provided that (i) such sale is consummated on or prior to March 31, 2016, (ii) all of the consideration received in such sale is cash, and (iii) the Borrowing Base, as defined in the Credit Agreement, will be reduced by $10 million upon the consummation of such sale, (3) agreed to modify the interest payable by the Borrower under the Credit Agreement to provide that outstanding balances under the Credit Agreement would bear interest at (i) the alternate base rate plus a margin (based on a sliding scale of 1.00% to 2.00% depending on total utilization of commitments), or (ii) the adjusted LIBO rate plus a margin (based on a sliding scale of 2.00% to 3.00% depending on total utilization of commitments), (4) modified the negative covenant regarding Restricted Payments to (i) remove the provision of the Credit Agreement that permitted the Company to repurchase up to $10 million of the Company’s common stock and (ii) prohibit the Company from declaring and paying dividends on the Company’s 6.875% Series B Cumulative Convertible Perpetual Preferred Stock, (5) to decrease the Borrowing Base, as defined in the Credit Agreement, from $55 million to $42 million, subject to further limitation discussed below, and (6) to decrease the aggregate commitment of the Lenders from $55 million to $42 million. The Borrowing Base is determined by March 31 and September 30 of each year and is based upon the valuation as of January 1 and July 1 of each year of the reserves attributable to the Company’s and its subsidiaries’ oil and gas properties and other credit factors deemed relevant by the Lenders. Based on the Company’s expectations for the first quarter of 2016, the Company anticipates that, pursuant to the applicable financial covenants in the Credit Agreement, the Company’s utilization of the Borrowing Base will be limited to 25% of the aggregate commitments of the Lenders, or $10.5 million. The Lenders and the Borrower agreed that the aforementioned decrease in the Borrowing Base constituted the Interim Redetermination (as defined in the Credit Agreement) of the Borrowing Base for December 1, 2015, as provided in the Eleventh Amendment to the Credit Agreement and agreed to cause additional Interim Redeterminations of the Borrowing Base to occur on July 31 and December 31 of each year, commencing on July 31, 2016.

As of January 25, 2016, the Borrower had no borrowings outstanding under (and no letters of credit issued pursuant to) the Credit Agreement.

The foregoing description of the Thirteenth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On January 26, 2016, the Company issued a press release providing updates on the Company’s fourth quarter 2015 production, operations, borrowing base re-determination and 6.875% Series B Cumulative Convertible Perpetual Preferred Stock. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1
Thirteenth Amendment to Credit Agreement dated as of January 25, 2016, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., TDC Energy, LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, National Association, IBERIABANK, Bank of America, N.A. and The Bank of Nova Scotia.

99.1	Press Release dated January 26, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 26, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer